Exhibit 99.1

For further information contact:

Company:	Lona Cornish
PolyMedix, Inc.
484-598-2340
lcornish@polymedix.com

Investors:	Erika Moran
emoran@investorrelationsgroup.com

Media:	Janet Vasquez
jvasquez@investorrelationsgroup.com
The Investor Relations Group
212-825-3210
POLYMEDIX APPOINTS
VICE PRESIDENT OF DRUG DEVELOPMENT
Bozena Korczak, PhD, Brings Over Twenty Years of Experience to Management Team
Radnor, PA (November 15, 2007) — PolyMedix, Inc. (OTC BB: PYMX, http://polymedix.com), an emerging biotechnology company developing acute care products for infectious diseases and acute cardiovascular disorders based on biomimetics, has appointed Bozena Korczak, PhD, as Vice President of Drug Development.
Dr. Korczak has over twenty years of experience in discovery, pre-clinical, and clinical research at burgeoning biotech organizations. Dr. Korczak was previously Vice President of Research and Development at Cytochroma, where she led the development of several compounds in a variety of therapeutic areas. Prior to Cytochroma, Dr. Korczak served in various positions of increasing responsibility in clinical development and research at Glycodesign, Allelix, and Mount Sinai Hospital. She holds a PhD in biochemistry from the Polish Academy of Science, and is an author of thirty-five peer reviewed scientific papers.
About PolyMedix, Inc.
PolyMedix is a publicly traded biotechnology company focused on the development of novel drugs and biomaterials for the treatment of infectious diseases and acute cardiovascular disorders. PolyMedix’s compounds are based on biomimetics: non-peptide small molecule drugs that mimic the activity of proteins. The Company’s antibiotic compounds — small molecule mimetics of human host-defense proteins — are believed to have a completely different mechanism of action from all current antibiotic drugs, a mechanism which is intended to make bacterial resistance unlikely to develop. These compounds are being developed as broad-
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PolyMedix appoints Bozena Korczak Vice President of Drug Development
November 15, 2007

spectrum, rapid-acting antibiotics for serious systemic and local infections. The Company is also developing polymeric formulations as antimicrobial biomaterials, which can be used as additives to paints, plastics, and textiles to create self-sterilizing products and surfaces. The Company’s anticoagulant antagonist compounds reverse the activity of both heparin and low molecular weight heparins, in keeping with our goal of developing an antagonist drug that is safer and easier to use than current approved therapy. PolyMedix plans to file IND applications during the first quarter of 2008 in anticipation of commencing human clinical trials for both its antibiotic drug and its anticoagulant antagonist. For more information, please visit PolyMedix on its website at www.polymedix.com.
This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and that could cause PolyMedix’s actual results and experience to differ materially from anticipated results and expectations expressed in these forward looking statements. PolyMedix has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “hopes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. Among other things, there can be no assurance that PolyMedix’s compounds will enter or successfully complete clinical testing or be granted regulatory approval to be sold and marketed in the Unites States or elsewhere. A more complete description of these risks, uncertainties and assumptions is included in PolyMedix’s filings with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements. PolyMedix undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
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